UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2014

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                          Results of Operations and Financial Condition.

On October 23, 2014, we issued a press release reporting our financial results for our third quarter ended September 27, 2014. A copy of the press release is set forth as Exhibit 99.1 and, except for the portion of this press release included under the heading “Share Repurchase Expansion,” is incorporated by reference herein. On October 23, 2014, we also posted on our website supplemental financial information, including prepared CFO remarks. A copy of the supplemental financial information is set forth as Exhibit 99.2 and is incorporated by reference herein.

The information contained in Item 2.02 of this report, Exhibit 99.1 (other than the portion of this press release included under the heading “Share Repurchase Expansion”), and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

On October 23, 2014, we issued a press release announcing that our board of directors has authorized an expanded share repurchase program of up to $30 million of our common stock, in addition to our currently existing share repurchase program. A copy of this press release is set forth as Exhibit 99.1, and the portion of this press release included under the heading “Share Repurchase Expansion” is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

99.1	October 23, 2014 press release*

99.2	Supplemental financial information

* The portion of this press release included under the heading “Share Repurchase Expansion” is “filed,” and the remainder of this press release is “furnished,” pursuant to general instruction B.2. to Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: October 23, 2014	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer

Exhibit Index

Number	Title

99.1	October 23, 2014 press release*

99.2	Supplemental financial information

* The portion of this press release included under the heading “Share Repurchase Expansion” is “filed,” and the remainder of this press release is “furnished,” pursuant to general instruction B.2. to Form 8-K.